SQUIRE
PATTON BOGGS

DATED 28 FEBRUARY 2023

SHIRE OF MURRAY

and

GROWHUB INNOVATION CENTRE PTY LTD

and

THE GROWHUB INNOVATIONS COMPANY PTE LTD

LEASE – FIPWA INNOVATION CENTRE

Part Lot 38 Dollyup Street, Stake Hill, West Australia

Squire Patton Boggs (AU)
Level 21
300 Murray Street
Perth WA 6000
Australia
DX 124 Perth

O +61 8 9429 7444
F +61 8 9429 7666
Reference

CONTENTS

DETAILS

Parties

Name	Shire of Murray
Short form name	**Landlord**
Notice details	1915 Pinjarra Road, Pinjarra, Western Australia Email: info@fipwa.com.au Attention: Dean Unsworth, CEO
Name	GrowHub Innovation Centre Pty Ltd
Short form name	**Tenant**
Notice details	GROWHUB INNOVATION CENTRE 38 Dollyup Street, Stake Hill, West Australia Email: sgoperations@thegrowhub.co Attention: Operations Director
Name	The GrowHub Innovations Company Pte Ltd
Short form name	**Guarantor**
Notice details	60 Paya Lebar Road #12-37 Paya Lebar Square, Singapore 409051 Email: finance@thegrowhub.co Attention: Chief Financial Officer

Items

Item 1 **Premises**

That part of the Land and the part of the Building known as the FIPWA Innovation Centre, as detailed on the plans provided in **Schedule** 2, having an approximate area of 372 square metres comprising the Ground Floor co-working area and Digital Hub

Item 2

(a) **Building**

Part of Lot 38 Dollyup Street Stake Hill, Western Australia

(b) **Land**

Lot 38 on deposited plan 416070, being contained in the following Certificate of Title Volume 2984 Folio 83

Item 3 **Term of lease**

5 years

Item 4 **Commencement Date**

13 FEBRUARY 2023

Being the date that is Business Day the Landlord's receipt of the six-month advance payment of the rent.

Item 5 **Expiry Date**

(being the date that is 5 years after the Commencement Date).

Item 6 **Further Term**

One Further Term of 5 years

Item 7 **Rent**

$26,300 (excl GST) which incorporates a $50 per m2 rent and $7700 fee for the FIPWA Digital Hub.

Item 8 **Rent review dates and type of review**

Review Date	Review Type
Year 2	CPI
Year 3	CPI
Year 4	CPI
Year 5	CPI
Further Term	
Year 6	Market
Year 7	CPI
Year 8	CPI
Year 9	CPI
Year 10	CPI

Item 9 **Tenant's Share of Outgoings**

6.55% (Financial Year 2022-23 est. being $60 per m2)

Item 10 Bank guarantee amount

N/A.

Item 11 **Redecoration date(s)**

If a lease for the Further Term is granted, 1 January 2032

Item 12 **Use of Premises**

Agrifood related research and development and educational activities.

The Tenant acknowledges and agrees that consistent with the objectives of the FIPWA, the Tenant's use of the Premises must at all times be related to or supporting:

- Agrifood related research and development; or
- Agrifood product development and value add processes; or
- Food innovation business,

and including such specific uses as stated in the General Arrangement floor plans on pages 58, 59 and 60 (such as café area, etc).

Item 13 **Public liability insurance amount**

$50 million

Item 14 **Interest rate**

The standard overdraft customer rate of the Commonwealth Bank of Australia on the due date

DETAILS APPENDIX

Part A – Special Provisions that apply only to the Tenant

1 COMPLETION OF LEASE

The Tenant authorises and directs the Landlord or the Landlord's solicitors on or as soon as practical after the Commencement Date to insert (including by way of replacement pages) into the Landlord's and Tenant's respective sets of the Lease;

(a) The Commencement Date in Item 4; and

(b) The Expiry Date in Item 5,

Provided the Landlord gives the Tenant written notice of the details the Landlord proposes to include as the Commencement Date and the Expiry Date in the Lease and the Tenant confirms to the Landlord in writing that the proposed details are agreed.

2 FITOUT PERIOD

The Landlord and Tenant acknowledge and agree that the Tenant will complete its fitout by 30 June 2023 until which time the Shire of Murray will occupy and activate the space in preparation for the FIPWA launch and business attraction

The Tenant's fitout is to be undertaken subject to the terms of the Lease. The Tenant is required to pay the Tenant's Share of Outgoings and all consumables during the Rent Free Period.

3 MANAGEMENT PLANS

3.1 Preliminary draft of Management Plans

The Tenant must, at its own cost within 20 Business Days of the Commencement Date, submit to the Landlord for review, comment and approval a draft of each of the following documents which must be prepared in accordance with all Legislative Requirements and, at a minimum, include such matters as are set out in Schedule 4 (in the case of the Management Plans):

(a) the Health and Safety Plan; and

(b) the Risk Management Plan,

(together referred to as the Management Plans).

3.2 Landlord's comments

(a) If the Landlord wishes to make any comments in relation the substance of any one or more of the Management Plans, it must do so within 20 Business Days of receipt of each Management Plan (and any further draft, annual revision or other revision of each Management Plan).

(b) For the avoidance of doubt, the Landlord will not provide and is not required to provide any comment in relation to the Health and Safety Plan. The Landlord will rely on the written confirmation provided to it by the Tenant from a suitably qualified and experienced independent third party that the Health and Safety Plan is appropriate for all work and tasks associated with the performance of the Permitted Use.

(c) The Tenant must consider any comments made by the Landlord under clause 2.2(a) and amend the draft Management Plans (as applicable) to address and / or

incorporate the Landlord's comments re-submit them to the Landlord for comment and approval.

(d) For the avoidance of doubt, the Tenant acknowledges and agrees that the Landlord does not assume or owe any duty of care to the Tenant to review, or in relation to reviewing, the Management Plans, for errors, omissions or compliance with this Lease.

3.3 No limitations

(a) Nothing in the Management Plans under clause 2 limits the Tenant's obligations under this Lease.

(b) For the avoidance of doubt, the Tenant acknowledges and agrees the Management Plans may add to the Tenant's obligations under this Lease.

(c) Unless this Lease expressly states otherwise, nothing in the Management Plans imposes an obligation on the Landlord.

4 RENT DISCOUNT

The Lessee acknowledges and agrees that the:

(a) Commencing Rent and Rent for the Term is a discounted Rent and not the current market rent; and

(b) Rent commencing on the Further Term will be the current market rent without any discount.

5 LICENCE

Despite any other provision in this lease the Tenant may grant licences to occupy part of the Premises without the Landlord's consent provided that the Tenant:

(a) is not released from any of the Tenant's covenants under this lease; and

(b) must ensure any licensee complies with the terms of this lease to the extent the lease terms apply to the licence.

6 DEFECTS

(a) On the Commencement Date, the Landlord and Tenant will meet to agree on the list of Defects in the Landlord's works.

(b) The Landlord must rectify all Defects in the Landlord's works listed on the final list agreed within a reasonable time having regard to the nature of the Defects.

(c) The Landlord (and its authorised representatives) may enter onto the Premises from time to time to carry out any rectification works in respect of Defects in the Landlord's works, subject to the Landlord giving the Tenant at least 2 Business Days' prior written notice.

(d) In rectifying Defects, the Landlord must minimise disruption and inconvenience to the Tenant, to the extent practical.

(e) The Tenant must act co-operatively and in good faith with the Lessor to ensure that the Defects in the Landlord's works are rectified within the required timeframe.

7 PURCHASE

The Landlord and Tenant acknowledge and agree that the:

(a) Tenant is interested in purchasing the FIPWA should the Landlord desire to sell the FIPWA;

(b) Landlord is subject to local government rules, law and procedures in the sale of any property; and

(c) Landlord will, to the extent possible and if permitted by law and the local government rules and subject to an independent external valuation, grant the Tenant the first right of refusal to purchase the FIPWA.

INTRODUCTION

A The Landlord is the registered proprietor of the Land.

B The Landlord has constructed the FIPWA on the Land.

C The Landlord grants to the Tenant a lease of the Premises on the terms and conditions set out in this lease.

D The Guarantor guarantees to the Landlord that the Tenant will comply with this lease.

AGREED TERMS

Lease

A Demise

The Landlord leases the Premises to the Tenant for the Term beginning on the Commencement Date.

B Common Area

The Landlord grants to the Tenant a non-exclusive licence to use the Common Area during the Term beginning on the Commencement Date.

1 DEFINED TERMS AND INTERPRETATION

1.1 Defined terms

In this lease:

Authorisation includes:

(a) a consent, authorisation, registration, agreement, certification, permission, licence, approval, authority or exemption from, by or with a Local or Public Authority; or

(b) in relation to anything under which will be prohibited or restricted in whole or in part by law if a Local or Public Authority intervenes or acts in any way within a specified period after lodgement, filing, registration or notification, the expiry of that period without that intervention or action,

under an Environmental Law.

Authority means any federal, state or local government or statutory authority, corporation or similar entity.

Building means the building specified in Item 2(a) and all other improvements (other than the Tenant's Property) on part of the Land.

Business Day means any day that is not a Saturday, Sunday or gazetted public holiday in Perth, Western Australia.

CEO means the Chief Executive Officer for the time being of the Landlord or any person appointed by the Chief Executive Officer to perform any of her or his functions under this lease;

Commencement Date means the date in Item 4.

Common Area means the areas of the Land (excluding that part of Land in the Premises) the Landlord provides from time to time for common use.

Contamination has the same meaning as in the *Contaminated Sites Act 2003* (WA).

CPI means the All Groups Consumer Price Index for Perth, published by the Australian Bureau of Statistics. If that index no longer exists it means the index officially substituted for it.

CPI Rate means the increase in the CPI measured from the CPI for the quarter ending immediately before the last date on which the Rent was reviewed (or the Commencement Date if there has been no intervening Rent review) to the CPI for the quarter ending immediately before the relevant review date, expressed as a percentage.

Dangerous Goods means:

(a) substances or articles contained in the Australian Dangerous Goods Code, as updated, amended or modified; and

(b) any other substances or articles that are a risk to public safety.

Defects means any latent or patent defect, fault, error or omission in respect of the Landlord's works.

Details means the details table at the start of this lease.

Details Appendix means the details appendix at the start of this lease after the Details.

Environment has the meaning given to it in the *Environmental Protection Act 1986* (WA) (as amended).

Environmental Law means a law relating to any aspect of the Environment or health.

Expiry Date means the date in Item 5.

Financial Year means 1 July to 30 June or any other period nominated by the Landlord. The Landlord may nominate different periods for different purposes.

Fitout Guide means the fitout guide from time to time for the Premises.

Further Term means the further term in Item 6.

GST Amount is defined in clause 4.3(a).

GST exclusive consideration is defined in clause 4.3(a).

Guarantor means the party (if any) specified as Guarantor in the Details.

Guaranteed Money (if applicable) is defined in clause 20.1.

Hazardous Material means material which, because it is toxic, corrosive flammable, explosive or infectious or possesses some other dangerous characteristic, is potentially dangerous to the Environment:

(a) when stored or handled; or

(b) when any part of the Environment is exposed to it.

Health and Safety Plan means the health and safety plan in clause 2.1 of the Special Provisions.

Item means an item in the Details.

Land means the land in Item 2(b).

Landlord's Property means all plant, equipment, fixtures and fittings, furniture, furnishings and other property which the Landlord provides in the Premises.

Left Items is defined in clause11.9(d).

Legislative Requirements include:

(a) acts, ordinances, regulations, by-laws, orders, policies, awards and proclamations of the Commonwealth and the State applicable to the Use of Premises and the Tenant's occupation of the Premises; and

(b) certificates, licences, consents, permits, approvals, codes, quality standards and requirements of organisations having jurisdiction in connection with or recognised generally as applicable to the Use of Premises and the Tenant's occupation of the Premises, including the requirements of any council, industry body or other Local or Public Authority.

Lettable Area means the net lettable area calculated by the Landlord's surveyor.

Local or Public Authority means any governmental, semi-governmental, statutory, local or public authority including without limitation the Department of Environment Regulation, the Western Australian Planning Commission, the Water Corporation, the Main Roads Department, and every and any other board, person or authority whatsoever now or hereafter exercising under any present or future Act of Parliament (Federal or State) any control or jurisdiction over or power in connection with the Property and/or the owner or occupier of the Property and/or in connection with any Permitted Use now or hereafter carried on upon the Property and every officer or person acting under the authority of such local or public authority or under the authority of any such Act or By-law.

Make Good is defined in clause11.9(a).

Manager means any manager the Landlord appoints in respect of the Premises and FIPWA and where the context permits, includes the Manager's employees or any person the Manager authorises.

New Owner is defined in clause 14.8.

Non-excludable Condition is defined in clause 8.2(h)(ii).

OSH Law means all Legislative Requirements concerning occupational health and safety and welfare of people at work that are, or come into, force during the Term in the State of Western Australia and includes the Occupational Safety and Health Act 1984 (WA), the Occupational Safety and Health Regulations 1996 (WA), or the Work Health and Safety Act 2020 (WA) and its accompanying regulations.

Outgoings is defined in clause 7.2.

Permitted Security is defined in clause 10.2(c).

PPSA means the *Personal Property Securities Act 2009* (Cth).

PPS Lease has the meaning given by section 13 of the PPSA.

Premises means the premises specified in Item 1 and includes the Landlord's Property.

Recipient is defined in clause 4.3(a).

Rent means the amount in Item 7 varied as set out in clause 5.

Rent Day means the Commencement Date and then the first day of each subsequent month.

Reputable Insurer means an insurer of good repute, conducting business in Western Australia, approved by the Landlord (acting reasonably) and having an S&P rating of at least A-.

Required Insurance is defined in clause 19.1(b)(iii).

Risk Management Plan means the risk management plan in clause 2.1 of the Special Provisions.

Rules means the rules of the Premises and FIPWA. At the Commencement Date it means the rules in Schedule 1. The Landlord may change those rules (see clause 21).

Security means any or all of:

(c) a charge, mortgage, lien or pledge; or

(d) a security interest within the meaning of the PPSA.

Services means the services provided to or for the benefit of the Premises, including electricity, gas, water, sewerage, lifts, escalators, toilets, loading docks, storage areas, air-conditioning, sprinkler systems, fire protection and control, essential services, security equipment, rubbish removal and communication together with all plant and equipment relating to those services and includes services provided by the Landlord, Authorities and others.

Special Provisions means the special provisions in the Details Appendix.

Supplier is defined in clause 4.3.

Tenant means the party specified as Tenant in the Details and where the context permits, includes the Tenant's employees, students, agents, customers, licensee's, visitors and any other persons the Tenant allows on the Premises or in the Building.

Tenant's Dispute Notice is defined in clause 6.2.

Tenant's Property means all property on the Premises, which is not Landlord's Property and includes anything installed or placed in or on the Premises by or for the Tenant (whether financed or not) and includes the Tenant's stock, equipment, fixtures, fittings and signage (if any).

Tenant's Share means the percentage in Item 9 being the proportion that the area of the Premises bears to the Lettable Area of the FIPWA.

Term means the period in Item 3 and where the context permits includes any overholding under clause 2.4.

Third Party Work is defined in clause 16.1(b).

Transferred Items is defined in clause 11.9(d).

Use of Premises means the use set out in Item 12.

FIPWA means the Western Australian Food Innovation Precinct.

1.2 Interpretation

In this lease, unless the contrary intention appears:

(a) words or expressions used in this lease, which are defined in the *A New Tax System (Goods and Services Tax) Act 1999* (Cth), have the same meaning in this lease;

(b) headings are for ease of reference and do not affect the meaning of this lease;

(c) the singular includes the plural and vice versa and a gender includes another gender;

(d) other grammatical forms of defined words have corresponding meanings;

(e) a reference to:

  (i) the Details, Details Appendix, Special Provisions or Rules; or

  (ii) a clause, paragraph, schedule, or annexure,

  is to:

  (iii) the Details, Details Appendix, Special Provisions or Rules in;

  (iv) a clause or paragraph of; or

  (v) a schedule or annexure to,

  this lease;

(f) a reference to this lease includes the Details, Details Appendix, Special Provisions, Rules and any other schedule or annexure;

(g) a reference to this lease or any other document includes a reference to it as novated, altered or replaced;

(h) a reference to anything is a reference to the whole and each part of it;

(i) a reference to a party includes a reference to that party's executors, administrators, successors and permitted assigns;

(j) words importing natural persons include partnerships, bodies corporate, associations, governments and governmental and local authorities and agencies;

(k) a reference to a statute, ordinance, code or other law includes regulations and other instruments under it and consolidations, amendments, re-enactments or replacements of any of them;

(l) an agreement, representation or warranty in favour of two or more persons is in favour of them jointly and severally;

(m) an agreement, representation or warranty made by two or more persons binds them jointly and severally; and

(n) **including** (in any form) or **such as** when introducing a list of items does not limit the meaning of the word to which the list relates to those items or to items of a similar kind.

1.3 Governing law

(a) The laws of Western Australia govern this lease.

(b) The implied covenants under sections 92 to 95 (inclusive) of the *Transfer of Land Act 1893* (WA) and sections 80 and 82 of the *Property Law Act 1969* (WA) are excluded from and do not apply to this lease.

(c) Unless application is compulsory by law, no statute, ordinance, proclamation, order, regulation or moratorium present or future applies to this lease so as to prejudicially affect any rights, powers, remedies or discretions given to the Landlord.

1.4 Measurement

Where this lease provides for an area to be measured, the area will be calculated by the Landlord's surveyor according to the method of measurement adopted by the Property Council of Australia as at the date the measurement is taken, or any equivalent that the Landlord nominates. A certificate from the Landlord as to an area is binding on the parties except in the case of a manifest error.

1.5 Special Provisions

The Special Provisions in Part A of the Details Appendix vary this lease only while the party named as tenant in the Details is the Tenant and occupies the Premises.

2 LENGTH OF THIS LEASE AND FURTHER TERM

2.1 Starting and ending

This lease begins on the Commencement Date. It ends at midnight on the Expiry Date.

2.2 Notice for Further Term

At least 12 months before the Expiry Date, the Tenant must tell the Landlord by notice in writing if the Tenant wishes to lease the Premises for a Further Term.

2.3 Lease for Further Term

If the Tenant:

(a) gives the Landlord a notice under clause 2.2;

(b) is not in breach of this lease (with notice given to the Tenant) when the Tenant gives that notice, or on the Expiry Date; and

(c) has not persistently breached this lease throughout the Term,

the Tenant must take and the Landlord must grant a lease of the Premises for the Further Term that is on the same terms as this lease except that:

(d) the term will be as specified in Item 6;

(e) the commencement date will be the date immediately after the Expiry Date;

(f) the rent at the commencement date of the Further Term will be calculated as specified in Item 8;

(g) the amount of the bank guarantee will be recalculated based on the new Rent; and Tenants Share of Outgoings; and

(h) clauses 2.2 and 2.3 will be deleted.

2.4 Monthly tenancy

If the Tenant continues to occupy the Premises with the Landlord's approval after the Expiry Date, the Tenant does so on the same terms as at the Expiry Date, except that:

(a) Rent for the tenancy will be the existing rent on the day after the Expiry Date and adjusted according to the CPI on each anniversary of the day after the Expiry Date; and

(b) the Landlord or the Tenant may end the tenancy on any day by giving at least one month's notice to the other.

3 WHAT THE TENANT MUST PAY THE LANDLORD

3.1 What the Tenant must pay the Landlord

The Tenant must pay the Landlord on time the Rent, the Tenant's Share of Outgoings and any other money the Tenant owes the Landlord by electronic funds transfer or such other method that the Landlord reasonably requires.

3.2 The Landlord may charge interest if the Tenant is late

(a) If the Tenant is late in paying the Landlord any money, the Landlord may charge daily interest on it at a rate equal to 2% above the rate specified in Item 14.

(b) The Landlord calculates the interest on any unpaid money on each day from the day the unpaid money was due until the day it is paid in full.

3.3 Adjustments, errors

(a) Where any money the Landlord charges the Tenant is calculated using a time period, and this lease starts or ends during that time period, the Landlord must make any necessary proportional adjustment.

(b) If either the Tenant or the Landlord proves an error in any money charged, the Landlord must correct it and make any necessary adjustment in the Tenant's next monthly statement (or as soon as possible if this lease has expired).

(c) Expiry or termination of this lease does not affect:

(i) the Tenant's obligations:

(A) to make payments under this lease for periods before or after then; or

(B) to give information to the Landlord to enable it to calculate those payments; or

(ii) the Landlord's obligations to account to the Tenant for any overpayment made in advance.

3.4 Payment without deduction

(a) The Tenant must make payments under this lease without set-off, counterclaim, withholding or deduction.

(b) The Landlord need not make demand for any amount payable by the Tenant unless this lease says that the demand must be made.

4 GOODS AND SERVICES TAX

4.1 GST groups

For the avoidance of doubt, reference to GST payable by, or an input tax credit entitlement of, a party to this lease includes a reference to GST payable by, or an input tax credit of, the representative member of a GST group of which that party is a member.

4.2 Consideration is GST exclusive

Any consideration to be paid or provided to for a supply made under or in connection with this lease, unless specifically described in this lease as 'GST inclusive', does not include an amount on account of GST.

4.3 Gross up of consideration

Despite any other provision in this lease, if a party (**Supplier**) makes a supply under or in connection with this lease on which GST is imposed in whole or in part (not being a supply the consideration for which is specifically described in this lease as 'GST inclusive'):

(a) the consideration payable or to be provided for that supply under this lease but for the application of this clause (**GST exclusive consideration**) is increased by, and the recipient of the supply (**Recipient**) must also pay to the Supplier, an amount equal to the GST payable on the supply (**GST Amount**); and

(b) the GST Amount must be paid to the Supplier by the Recipient without set off, deduction or requirement for demand, at the same time as the GST exclusive consideration is payable or to be provided.

4.4 Reimbursements (net down)

If a payment to a party under this lease is a reimbursement or indemnification, calculated by reference to a loss, cost or expense incurred by that party, then the payment will be reduced by the amount of any input tax credit to which that party is entitled for the acquisition to which that loss, cost or expense relates.

4.5 Tax invoices

The Recipient need not make a payment for a taxable supply made under or in connection with this lease until the Supplier has given the Recipient a tax invoice for the supply to which the payment relates.

4.6 Adjustments

If an adjustment event occurs in relation to a taxable supply made under or in connection with this lease then the consideration payable in respect of the supply shall also be adjusted as follows:

(a) if the adjustment event gives rise to an increase in the GST payable by the Supplier in relation to the supply, a payment equal to that increase will be made by the Recipient to the Supplier; and

(b) if the adjustment event gives rise to a decrease in the GST payable by the Supplier in relation to the supply, a payment equal to that decrease will be made by the Supplier to the Recipient.

Any payment that is required under this clause 4.6 will be made within 7 Business Days of the issuing of an adjustment note or an amended tax invoice, as the case may be. If the adjustment event gives rise to an adjustment, the Supplier must issue an adjustment note to the Recipient as soon as the Supplier becomes aware of the adjustment event.

5 RENT AND RENT REVIEWS

5.1 Tenant to pay

(a) The Tenant must pay the Rent by equal quarterly instalments in advance on the Commencement Date and each quarter after that date, subject to the Landlord issuing the relevant tax invoice 30 days before the next quarter to facilitate the

Tenant making payment within 30 days from the date of the Tenant's receipt of the said tax invoice issued by the Landlord.

(b) Each instalment is to be one quarter of the Rent but if an instalment period is less than one month, the instalment for that period is apportioned on a daily rate for the relevant lease year.

5.2 Overview of Rent review process

Item 8 has two columns, review date and review type. The review date column indicates either:

(a) the date on which the Rent is to be reviewed; or

(b) the lease year of the Term, the first day of which is the date on which the Rent is to be reviewed.

The review type column indicates the type of review applicable for each review date.

The Rent varies on the date, or on the first day of each lease year of the Term, specified in the review date column in the manner specified in the review type column for that review date.

For the avoidance of doubt, the Rent review for Year 2 to Year 5 is based on the actual Rent payable in Year 1, while the Rent review for Year 7 to Year 10 is based on the Rent payable for Year 6 (as adjusted based on the applicable type of review).

5.3 Percentage increase

If Item 8 specifies a fixed percentage for a particular review date, the Rent is increased by that percentage on the relevant review date.

5.4 CPI variations

If Item 8 specifies CPI for a particular review date, the Rent is varied by the CPI Rate on the relevant review date.

5.5 CPI+ variations

If Item 8 specifies CPI + x% for a particular review date, the Rent is varied by a percentage being the sum of the CPI Rate and the stated percentage on the relevant review date.

5.6 Market review

If Item 8 specifies 'Market' for a particular review date, then clause 6 will apply.

5.7 Rent until determination

If the Rent to apply from any review date is not determined before that review date, then:

(a) until it is determined, the Tenant must continue paying instalments of Rent at the rate applicable before that review date; and

(b) if the Rent increases the Tenant must pay any shortfall for the period from the review date until the next Rent Day within 30 days from the Tenant's receipt of the Landlord's notice of the reviewed Rent (the "said payment due date"); and

(c) if the Rent decreases the Landlord must credit to the Tenant in the next quarterly statement any overpayment by the Tenant for the period from the review date until the next Rent Day;

(d) For the avoidance of doubt, no late interest shall apply until after the said payment due date.

6 MARKET REVIEW OF RENT

6.1 Landlord's assessment of market rent

If Item 8 specifies 'Market' for a particular review date, the Landlord may give the Tenant a notice stating the Landlord's assessment of the market rent of the Premises on the relevant review date. The notice may be given at any time in the period beginning 60 Business Days before the review date and ending on the earlier of the next review date and the Expiry Date. The Rent from and including the relevant review date is to be the amount decided under this clause 6.

6.2 If Tenant disputes Landlord's assessment

If the Tenant wants to dispute the Landlord's assessment, the Tenant must give a dispute notice to the Landlord within 10 Business Days after the Landlord gives its notice (**Tenant's Dispute Notice**), time being of the essence. The Tenant's Dispute Notice must be in writing and must state the Tenant's assessment and provide supporting evidence as to the basis for the Tenant's assessment of the market rent of the Premises.

6.3 If Tenant doesn't dispute notice on time

If the Tenant does not give a Tenant's Dispute Notice on time, time being of the essence, the Rent from and including the relevant review date is the amount stated in the Landlord's notice.

6.4 Disputes over Rent review (negotiation)

If the Tenant gives a Tenant's Dispute Notice on time, the parties must negotiate in good faith in order to agree on the Rent after the relevant review date. If the parties cannot agree within one month of the giving of the Tenant's Dispute Notice then the Rent is decided under clause 6.5.

6.5 Disputes over Rent review (determination)

If the Rent is to be decided under this clause 6.5, the current annual market rent of the Premises on the relevant review date must be decided by a valuer who:

(a) is nominated by the Landlord and approved by the Tenant or, if the Tenant does not approve a nomination within 10 Business Days after the end of the month referred to in clause 6.4, then that valuer is to be nominated at either party's request by the president of the Western Australian division of the Australian Property Institute Inc;

(b) is a full member of at least 5 years standing of the Australian Property Institute Inc who has during that time been actively engaged in valuing commercial office premises in commercial office buildings in the market in which the Premises are situated;

(c) must be instructed to:

(i) decide what is the current annual market rent of the Premises on the relevant review date:

(A) having regard to the terms of this lease;

(B) having regard to the market rent of comparable premises;

(C) disregarding the goodwill of the Tenant's business;

(D) disregarding the existence and terms of any subleases or licences;

(E) disregarding the value of any fitout in the Premises paid for by the Tenant;

(F) make no reduction on account of the value of any incentives, rent discounts provided by the Lessor during the first Term, inducements, rent moratoriums or any other allowances provided to lessees or other occupiers of comparable premises and the value of any incentive provided by the Landlord to the Tenant to enter into this lease;

(G) assuming the Premises is vacant and available for immediate occupation and use;

(H) if the Building is destroyed, damaged or inaccessible, assuming the Building is fully repaired and restored;

(I) not taking into account by way of reduction any deleterious condition of the Premises arising from the Tenant breaching any term of this lease; and

(J) assuming that the parties are a willing but not anxious landlord and tenant;

(ii) call for submissions from the parties within 2 Business Days of being appointed and, if written submissions are received from the parties within 10 Business Days of the date on which submissions are called for, consider those written submissions; and

(iii) give a written valuation, within 20 Business Days of being appointed, setting out what was taken into account, what was disregarded, their respective weightings and any other adjustments; and

(d) acts as an independent expert and not as an arbitrator and whose decision is final and binding.

The amount decided by the valuer is the Rent from and including the relevant review date.

6.6 Valuer's costs

The valuer's costs and the costs (if any) of the Australian Property Institute Inc of appointing the valuer must be shared equally between the parties. If the Tenant does not pay its share, the Landlord may pay this amount and recover it from the Tenant as arrears of Rent.

7 OUTGOINGS

7.1 The Tenant must pay the Tenant's Share of Outgoings

The Tenant must pay the Landlord the Tenant's Share of Outgoings for the Premises.

7.2 Outgoings

Outgoings means all money paid or payable by the Landlord concerning the FIPWA, Land and the Premises, including, portions thereof:

(a) costs in connection with providing, maintaining and managing the FIPWA, including:

(i) cleaning the common area at the FIPWA;

(ii) Authority levies, charges and other fees;

(iii) security;

(iv) costs in connection with supplying, maintaining, repairing and replacing all signs, including signs and directional signage;

(v) gardening; and

(vi) fire protection.

(b) costs in connection with the Services including:

(i) providing, maintaining, repairing (including replacing parts and components associated with repair and the fees payable to specialist consultants and contractors), testing and (where applicable) replacing the Services; and

(ii) providing electricity to the Common Area and electricity, water or gas to the other Services;

costs in connection with repairing, maintaining, the Premises.

Outgoings do not include:

(a) capital and structural costs of the Premises and FIPWA; and

(b) any expenses which are the direct responsibility of the Tenant or any other tenant in the FIPWA; and

(c) any expenses that the Landlord is not permitted by law to recover from the Tenant.

7.3 Estimates of Outgoings

(a) The Landlord must give the Tenant the Landlord's estimate of the Outgoings for each Financial Year of this lease.

(b) No later than 30 days prior to the start of each Financial Year, the Landlord must give the Tenant the Landlord's estimate of the Outgoings for the next Financial Year.

(c) The Tenant must pay the Landlord the Tenant's Share of the estimated Outgoings in equal monthly instalments, in advance, on or before the first day of each month.

(d) Failure by the Landlord to provide an estimate on time does not affect the Tenant's obligation to pay the Tenant's Share of estimated Outgoings.

(e) If the Landlord's estimate of Outgoings has not been provided to the Tenant at least 30 days before the first instalment of the Tenant's Share of estimated Outgoings in a new Financial Year is due:

(i) until the Landlord's estimate is provided to the Tenant, the Tenant must continue to pay instalments on account of the Tenant's Share of estimated Outgoings equal to those last payable in the previous Financial Year; and

(ii) once the Landlord's estimate has been provided to the Tenant, the Tenant must pay the difference between what it has paid under clause 7.3(e)(i) and what it should have paid for that quarter if the Landlord's estimate had been provided before the start of that Financial Year within 30 days from the Tenant's receipt of the Landlord's said estimate of the Outgoings (the "said payment due date") and no late payment interest shall apply until after the said payment due date.

(f) The Landlord may revise an estimate of the Outgoings for a Financial Year by giving the Tenant a notice and the Tenant must then pay the revised amount within 30 days after the Tenant's receipt of the Landlord's said revised estimate of the Outgoings (the "said payment due date") and no late payment interest shall apply until after the said payment due date.

(g) For the avoidance of doubt, in the event that the Landlord's estimate of the Outgoings has not been provided by the Landlord to the Tenant at least 30 days before the Commencement Date, the Tenant shall pay the first payment of the Tenant's share of the Outgoings for the first Financial Year within 30 days from the Tenant's receipt of the Landlord's said estimate of the Outgoings (the "said payment due date") and no late payment interest shall apply until after the said payment due date.

7.4 Accounting for Outgoings

(a) After the end of each Financial Year, the Landlord must give the Tenant a statement of the Outgoings for the previous Financial Year.

(b) If the Tenant's Share of the actual Outgoings is greater than the Tenant's Share of the estimated Outgoings paid, the Tenant must pay the Landlord any difference within 30 days from the said of the Tenant's receipt of the Landlord's said statement. If it is less, the Landlord must credit the Tenant with this in the next monthly statement or refund the difference.

(c) For the avoidance of doubt, no late interest shall apply until after the said next payment due date.

8 OTHER MONEY

8.1 The Tenant must pay for Services to the Premises

(a) The Tenant must pay on time for all Services supplied to the Premises, including water, gas and telephone.

(b) The Tenant must pay on time or reimburse the Landlord on demand for all rates, taxes, assessments and other charges (for example: pedestal charges and signage levies) that are or may be assessed, charged, levied or imposed on the Premises or that relate to the Premises or arise out of the Tenant's use of the Premises.

(c) The Tenant must pay on time for all electricity separately metered to the Premises and supplied by an electricity retailer or the Landlord in accordance with clause 8.2. If the Premises are not separately metered for electricity, the Tenant must install an appropriate meter at its own cost.

(d) If the Landlord provides a Service, the Landlord may charge a reasonable fee for reading any meter relating to that Service (unless the cost of reading the meter is already covered by the charge for that Service).

(e) For the avoidance of doubt, where the Services are billed to the Tenant by the Landllord, the Tenant shall pay for the Services set out in clause 8 within 30 days from the Tenant's receipt of the tax invoice from the Landlord.

(f) For the avoidance of doubt, where the Services are billed directly to the Tenant by the service provider, then the Tenant shall pay for such Services in accordance with the contractual obligation with such service provider.

8.2 Electricity for the Premises

(a) This clause 8.2 applies to the extent permitted by law (i.e. if any part of this clause 8.2 is contrary to or inconsistent with the laws applying in Western Australia, those laws prevail and this clause will be read down accordingly).

(b) The Tenant must purchase electricity from the Landlord in accordance with this clause 8.2.

The Tenant must pay the Landlord for the electricity used in the Premises at the same rate as the Tenant would have paid for that consumption if it had purchased electricity directly from the Landlord's electricity retailer.

(c) If the Tenant does not pay on time (i.e. within 30 days from the Tenant's receipt of the Landlord's tax invoice for the said electricity used) and the Landlord complies with all relevant requirements of the laws of Western Australia:

(A) the Landlord may disconnect the electricity supply to the Premises; and

(B) the Tenant must pay the cost of that disconnection and/or subsequent reconnection;

(d) The Landlord may require the Tenant to enter into an electricity sale agreement with the Landlord in the standard form used by the Landlord for the Building at that time; and

(e) The Landlord may elect at any time on 1 month's written notice to the Tenant to cease selling electricity to the Tenant (provided that the Tenant is able at that time to purchase electricity for the Premises from an electricity retailer) and in this case, the Tenant must make its own arrangements to purchase electricity for the Premises from an electricity retailer before the end of the notice period.

(f) The Landlord will give the Tenant access to and use of the internal electricity distribution network for the Building (including any relevant meters) subject to the Tenant complying with any reasonable requirements which the Landlord may impose; and

(g) The Tenant must reimburse the Landlord for the portion of the external electricity distribution network charges that are attributable to the Tenant's consumption of electricity for the Premises and are not otherwise being recovered by the Landlord from the Tenant.

(h) The Landlord:

(i) will not be liable for any direct or indirect loss or damage incurred by the Tenant as a result of the Landlord's failure to supply electricity to the Tenant under this lease, except if that failure to supply is a result of the Landlord's wilful default; and

(ii) excludes all implied conditions and warranties relating to the sale or supply of electricity, except any implied condition or warranty the exclusion of which would contravene any statute or cause any part of this clause to be void (**Non-excludable Condition**).

(i) The Landlord's liability to the Tenant for breach of any express provision of this lease relating to the sale or supply of electricity by the Landlord to the Tenant or any Non-excludable Condition (other than an implied warranty of title) is limited, at the Landlord's option, to refunding the price of the electricity in relation to which the breach occurred, or to providing the electricity again.

(j) If requested by the Landlord, the Tenant will meet with the Landlord to negotiate in good faith any amendments to this lease that, in the Landlord's opinion, are necessary or desirable as a result of any amendments or changes to any applicable law relating to the sale or supply of electricity. Until the parties reach agreement, the Tenant will continue to pay for electricity at the rate applicable at the time of the amendments or changes or, if that rate cannot lawfully be charged, the maximum rate payable at law at that time.

8.3 The Landlord's legal and other costs

The Tenant must pay:

(a) the Landlord's reasonable legal and other costs arising out of this lease including:

(i) preparing, negotiating, advertising, executing and, if applicable, obtaining the consent of any mortgagee of the Land to, and registering this lease; and

(ii) any dealing arising out of this lease (for example: assignment, subletting);

(b) duty (if any) and, if applicable, mortgagee consent, registration and survey fees on this lease or any other document arising out of this lease;

(c) the Landlord's reasonable costs of considering the Tenant's request for the Landlord's approval or consent or supervising anything requiring the Landlord's approval or consent including considering plans, designs or references; and

(d) the Landlord's costs and expenses (including legal costs), on a full indemnity basis, incurred as a result of any default under or breach of this lease by the Tenant including any expenses incurred by the Landlord in enforcing and/or terminating this lease.

8.4 Costs specific to the Premises

The Tenant must pay on demand any cost that the Landlord incurs for or in respect of the Premises that results from the Tenant's use or occupation of the Premises including any expenses arising from any alterations, repairs or maintenance to the Premises requested by the Tenant or in providing any special, additional or unusual services for the Tenant. For the avoidance of doubt, such payment shall be made by the Tenant within 30 days of the Tenant’s receipt of the Landlord’s notice or tax invoice for such costs.

9 SECURITY

9.1 Bank guarantee

A bank guarantee is not required due to the requirement of having rent paid six months in advance.

10 TENANT'S OBLIGATIONS GENERALLY

10.1 The Tenant must obey the law

The Tenant must:

(a) obey any law that requires the Tenant to do, or to refrain from doing anything concerning the Premises, the Tenant's use of the Premises, or this lease; and

(b) obtain and keep current all consents, authorities, permits and licences necessary for the lawful conduct of the activities conducted by the Tenant in the Premises.

10.2 Using this lease etc as security

(a) The Tenant must get the Landlord's consent before the Tenant creates or allows to come into existence a Security which is not a Permitted Security affecting the Tenant's Property. The Landlord may impose conditions if the Landlord gives consent.

(b) The Tenant must not grant Security over the Landlord's Property or this lease, but it may in the ordinary course of business grant a general security agreement over all of its other assets and undertakings.

(c) In this clause 10.2, **Permitted Security** means:

(i) the interest of a supplier who delivers stock or other goods to the Tenant, in that stock or other goods;

(ii) a Security taken in property to the extent that it secures all or part of its purchase price;

(iii) the interest of a lessor or bailor under a PPS Lease;

(iv) any Security advised to the Landlord by notice from the Tenant before entering into this lease and agreed to by the Landlord in writing; or

(v) any Security created subsequently with the prior written consent of the Landlord and in respect of which the Tenant's financier enters an agreement with the Landlord prepared by the Landlord at the Tenant's cost and otherwise on terms and conditions satisfactory to the Landlord.

10.3 Using the Common Area

The Tenant may use the Common Area in common with other tenants or people in the FIPWA and as set out in this lease.

10.4 FIPWA

The Tenant acknowledges and agrees to adhere to the governance, shared vision and objectives of FIPWA as set out in Schedule 3.

10.5 Tenant's behaviour

The Tenant must not do anything that is, or may be, dangerous, annoying or offensive to, or that may interfere with, other tenants or people in the FIPWA or adjacent buildings.

10.6 The Tenant must fix damage

The Tenant must immediately fix any damage the Tenant causes to the Premises.

10.7 Reporting damage and copy notices

The Tenant must promptly:

(a) report to the Landlord any actual or likely:

(i) damage to or accident in the Premises; and

(ii) faulty Service in the Premises,

of which the Tenant is aware; and

(b) give the Landlord a copy of any notice or report of such damage, accident or faulty Service affecting the Premises.

10.8 Notice of loss or damage

(a) If the Tenant suffers, or anticipates that it may suffer, any loss or damage as a result of an act or omission of the Landlord which may give rise to a claim for compensation by the Tenant against the Landlord, the Tenant must immediately notify the Landlord giving details of the act or omission and of the alleged or anticipated loss or damage.

(b) In addition to the Tenant's obligations under clause 10.8(a), the Tenant must immediately notify the Landlord as soon as the Tenant knows of any:

(i) want of repair which, under this lease, is the Landlord's responsibility;

(ii) damage, injury, death or loss in the Premises; or

(iii) likely cause of danger or risk to any person or property in the Premises or any Service.

11 THE TENANT'S OBLIGATIONS CONCERNING THE PREMISES

11.1 Using the Premises

The Tenant may only use the Premises for the purpose specified in Item 12 and any storage reasonably associated with that use.

11.2 Dealing with the Premises

(a) The Tenant must get the Landlord's consent before the Tenant deals with the Premises or the Tenant's interest in the Premises (for example: assigning, subleasing, sharing or licensing) or otherwise parts with possession or occupation of the Premises or its interest in this lease.

(b) If the Tenant is a company that is not listed on the Australian Stock Exchange:

(i) the Tenant must get the Landlord's consent before there is any alteration in the effective control of the Tenant; and

(ii) within 10 Business Days of a written request by the Landlord, the Tenant must make available for inspection by the Landlord all records and other information as the Landlord reasonably requires in order to ascertain whether there has been any alteration in the effective control of that party.

(c) If the Tenant holds this lease as trustee, custodian or manager of any trust or scheme:

(i) the Tenant must get the Landlord's consent before there is any alteration in the unitholding of that trust or scheme; and

(ii) within 10 Business Days of a written request by the Landlord, the Tenant must make available for inspection by the Landlord all records and other information as the Landlord reasonably requires in order to ascertain whether there has been any alteration in the unitholding of that trust or scheme.

(d) When the Tenant asks for the Landlord's consent, the Tenant must do so in writing and must:

(i) if required by the Landlord (acting reasonably) pay to the Landlord an amount reasonably nominated by the Landlord, which will be a non-refundable deposit toward the cost to the Landlord of:

(A) making inquiries about the new person; and

(B) the Landlord's legal fees and any other costs associated with the dealing; and

(ii) give to the Landlord:

(A) evidence in a form satisfactory to the Landlord containing sufficient detail to enable the Landlord to properly consider the suitability of the new person and the ability of the new person to meet the Tenant's financial obligations under this lease;

(B) any other information that the Landlord reasonably requires;

(C) in the case of a sublease:

(I) evidence (by valuation if required) to the Landlord's satisfaction (acting reasonably) that the rent payable by the subtenant is not less than the current market rent per square metre for the Premises or that part of the Premises to be sublet; and

(II) an undertaking from the Tenant in a form satisfactory to the Landlord that the Tenant will not use the rent payable by the subtenant as evidence of the market rent payable for the Premises.

(e) The Landlord must not unreasonably withhold the Landlord's consent if all of the following are obeyed:

(i) the Tenant proves to the Landlord that the new person:

(A) does not intend to change the use of the Premises;

(B) is at least as respectable and responsible as the Tenant and at least as capable as the Tenant of meeting the financial obligations of the Tenant under this lease;

(C) has financial resources that are not inferior to those of the Tenant;

(D) is of a profile which is consistent with the tenant profile for the Use of Premises and the FIPWA; and

(E) will not cause the Landlord to breach any covenant to another occupier of the Building;

(ii) in the case of an assignment, the Tenant has by notice in writing to the Landlord first offered to surrender this lease to the Landlord and the Landlord has rejected the offer or not responded to the offer within 20 Business Days of receiving the Tenant's offer;

(iii) the Tenant has complied with clause 11.2(c);

(iv) the Tenant does any thing that the Landlord reasonably requires concerning the dealing (for example: giving the Landlord a transfer of lease (stamped if required));

(v) the Tenant and the new person enter any agreement (for example: deed of consent) and give any security (for example: personal guarantee, security deposit or bank guarantee) that the Landlord reasonably requires. The

Landlord may require that the deed of consent provide for the Landlord to be released from its obligations to the Tenant under this lease on and from the date the proposed dealing becomes effective; and

(vi) the Tenant is not in breach of this lease.

(f) Subject to clause 11.2(a), the Landlord may withhold the Landlord's consent in the Landlord's absolute discretion if:

(i) the Landlord's consent for the Tenant to deal with the Premises or the Tenant's interest in the Premises or the Tenant's parting with possession or occupation of the Premises or its interest in this lease is requested during the first 2 years of the Term;

(ii) the length of time since the Landlord has previously granted consent for the Tenant to deal with the Premises or the Tenant's interest in the Premises or the Tenant's parting with possession or occupation of the Premises or its interest in this lease is less than 2 years;

(iii) the length of time remaining during the Term is less than 18 months;

(iv) the new person does not match the profile which is consistent with the tenant profile for the FIPWA:

(v) the Landlord is not able to obtain on terms and conditions wholly satisfactory to it, any consents or approvals that the Landlord has agreed with other persons to obtain; or

(vi) in the case of a sublease:

(A) the sublessee does not match the profile which is consistent with the tenant profile for the Use of Premises and the FIPWA;

(B) the rent payable by the subtenant under the sublease is at a rate less than the current market rent for the Premises or that part of the Premises to be sublet; or

(C) the rent payable by the subtenant under the sublease is at a rate more than the Rent payable by the Tenant under this lease and the sublease does not provide for 50% of the difference between the Rent payable by the Tenant under this lease the rent payable by the subtenant under the sublease to be paid to the Landlord; or

(D) the sublease does not automatically terminate where this lease ends for whatever reason.

(g) The Tenant agrees that if this lease is assigned:

(i) the Landlord must give the new person and not the Tenant the statement of Outgoings required under clause 7.4;

(ii) the new person and not the Tenant will be entitled to any refund of Outgoings due under clause 7.4; and

(iii) the Tenant must pay or procure the new person to pay the Landlord any difference in Outgoings due under clause 7.4.

11.3 Maintaining the Premises and the Tenant's Property

(a) The Tenant acknowledges that the Premises were in good repair at the Commencement Date.

(b) The Tenant must comply with all health regulations and laws.

(c) The Tenant must keep the Premises in good condition and in at least as good a condition as at the later of the Commencement Date and the date the Tenant's fitout of the Premises or any alterations to the Premises were completed to the Landlord's satisfaction, except for fair wear and tear but including carrying out any repairs and fixing any damage the Tenant causes.

(d) The Tenant must maintain, repair and keep:

(i) the Tenant's Property;

(ii) the flooring of the Building;

(iii) all doors, locks and windows forming part of and servicing the Building; and

(iv) all fire extinguishers and hot water services in the Building,

in good repair at the Tenant's cost.

(e) The Tenant must keep the waste pipes, drains and conduits within or servicing the Premises in a clean, clear and free flowing condition and employ licensed experienced and competent tradespersons meeting any criteria specified by the Landlord, to clear any blockages.

(f) The Tenant must promptly replace worn or damaged light bulbs, globes, fluorescent tube starters and glass in the Building with items of similar quality.

(g) The Tenant must not remove any of the Landlord's Property from the Premises without the Landlord's consent.

(h) The Tenant must:

(i) paint the Building when the Landlord reasonably requires the Tenant to do so; and

(ii) when the Tenant paints the Building, patch any holes in the walls and generally repair the Building.

(i) The Tenant must, when the Landlord reasonably requires and at least once in every twelve months from the Commencement Date, have the carpet in the Building steam cleaned by a contractor and to a standard approved by the Landlord (acting reasonably).

(j) The Tenant must, when the Landlord reasonably requires the Tenant to do so and at least once in every twelve months from the Commencement Date, clean the inside surface of all windows to the Building.

(k) The Tenant must give immediate notice to the Landlord of any item the Landlord is required to repair under this lease.

(l) The Tenant must not do anything to the surface of the floors or the floor coverings in the Building which in any way damages them.

11.4 Altering the Premises

The Tenant must get the Landlord's consent before the Tenant undertake any fit out works, alters, installs any equipment or signage in, re-designs the interior of, builds a partition in, or does any other building work in or on the Premises. In the case of non-structural alterations, the Landlord must not unreasonably withhold the Landlord's consent.

11.5 Tenant's works

The Tenant must ensure that any works it does, including fitout works and works under clause 11.3 and 11.4, are done:

(a) by experienced qualified contractors and tradespeople who:

(i) are approved by the Landlord (acting reasonably) provided that the Tenant must confirm to the Landlord that it has satisfied itself that such contractors or tradespeople have the necessary reliability, expertise and financial standing to carry out the works, which includes considering the contractor's or tradesperson's work health and safety systems and history; and

(ii) are authorised and licensed (where necessary),

and if requested to do so the Tenant will produce evidence to the Landlord of compliance with this clause 11.5(a);

(b) in a proper and workmanlike manner;

(c) using new high quality materials approved by the Landlord (acting reasonably);

(d) in accordance with any plans, specifications and schedule of finishes required and approved by the Landlord;

(e) in accordance with all laws and the requirements of Authorities;

(f) in accordance with the Landlord's reasonable requirements and directions;

(g) are to be consistent with, and have due regard, to the amenity and image of the FIPWA; and

(h) in accordance with clause 16 of this lease.

11.6 Fitout Guide

(a) The Tenant must always comply with the Fitout Guide.

(b) The Landlord must provide to the Tenant on request a copy of the current Fitout Guide.

11.7 Fire Regulations

The Tenant must, at its cost, comply with all laws, any standard issued by Standards Australia and any requirements of any Authority in relation to sprinklers, fire alarms and fire prevention in respect of the Premises beyond the level of compliance relevant for base buildings without fitout (which is the Landlord's responsibility). The Tenant must ensure that the Premises are compliant with all such laws, any standard issued by Standards Australia and requirements of any Authority as a result of any of the Tenant's fitout and alterations and must, if it fails to maintain compliance at its cost, pay the Landlord all reasonable costs of the Landlord in ensuring compliance.

11.8 When this lease ends

(a) In this clause 11.9, **Make Good** includes:

(i) removing (and where necessary fireproofing/capping off) floor and core penetrations, all wiring, telecommunications and other cabling, metering, distribution boards and switchgear in the Building the ceiling cavity, cable ducts, equipment rooms and building risers or otherwise brought into the Building by or on behalf of the Tenant;

(ii) repositioning air-conditioning ducting, lighting and other Services in the Building to open plan configuration and balancing of air flows;

(iii) removing supplementary air-conditioning units in the Building and associated cabling and pipework;

(iv) removing supplementary fire systems and security systems and associated cabling and pipeworks and reinstating to open plan format;

(v) removing any supplementary plumbing, fixtures and fittings, including showers and kitchen facilities and associated pipes and walls;

(vi) replacing all globes, light bulbs, fluorescent tubes and starters, and missing or damaged light diffusers;

(vii) removing all Tenant's Property from the Premises;

(viii) removing the Tenant's fitout, fittings and furniture in the Premises;

(ix) repositioning the sprinkler heads, fire hoses and reels, heat and smoke detectors and EWIS speakers, exit signs, emergency exit lights and reinstating firestopping to comply with all fire regulations which would apply to the Building if they were open plan and providing the Landlord with the appropriate statutory certification;

(x) repainting the internal painted surfaces of the Building with two coats of premium quality paint in a colour nominated by the Landlord;

(xi) replacing damaged ceiling tiles and grids;

(xii) repairing all damage to window treatments, or replacing where repair is not practicable;

(xiii) if the Landlord does not require it to be removed, put the carpet or other floor covering in good repair and condition, including steam cleaning the carpets and replacing any cut out areas with new carpet or other floor covering approved by the Landlord; and

(xiv) making good all damage caused by the works in clauses 11.9(a).

(b) On the earlier of the Expiry Date and the date this lease ends, the Tenant must:

(i) vacate the Premises leaving the Premises in a clean and tidy condition and with all Make Good works complete, unless the Landlord gives a notice to the Tenant that the Landlord does not require some or all of the Make Good works to be completed;

(ii) give the Landlord all keys, access cards and other security devices for the Building and the Premises which have been issued to and/or used by the Tenant; and

(iii) if this lease is registered on the Certificate of Title to the Land, deliver to the Landlord:

(A) a surrender of lease in registrable form (which has been approved by the Landlord), executed by the Tenant; and

(B) the current registration fees for registration of the surrender of lease.

(c) The Tenant may not remove Tenant's Property which:

(i) is part of structural work done by the Tenant to the Building, unless the Landlord gives the Tenant a notice to remove it or unless, as a condition of its consent to the Tenant doing the structural work, the Landlord stipulated that it must be removed; or

(ii) is to remain on the Premises under a condition imposed by the Landlord when approving of the Tenant's works on the Premises.

(d) If the Tenant does not remove any Tenant's Property in accordance with this clause 11 (**Left Items**), then:

(i) the Landlord may deal with all or any of the Left Items (including treating them as abandoned) as the Landlord sees fit at the Tenant's expense. The Tenant must pay to the Landlord that expense on demand; and

(ii) to the extent possible at law on the giving of notice by the Landlord, title to all or any Left Items is transferred to the Landlord (**Transferred Items**).

(e) The Tenant:

(i) warrants to the Landlord that as at the date on which this lease ends, no third party will have any interest or Security in or claim in respect of any Left Items; and

(ii) must do all things necessary (if any) to complete the transfer of ownership to the Landlord if the Landlord seeks by notice to effect the transfer of ownership in the Transferred Items to the Landlord.

12 ENVIRONMENTAL OBLIGATIONS

(a) The Tenant must not cause or permit any Contamination of the Premises or of the Environment as a result of anything brought on to or done on the Premises by the Tenant.

(b) Without affecting that obligation or limiting any right of the Landlord or any indemnity in favour of the Landlord, if any Contamination occurs or has occurred as a result of anything brought on to or done on the Premises by the Tenant, the Tenant is to do everything necessary to minimise its effect and is to make good any damage which it causes or has caused and is to have removed or remediated all and any such Contamination in accordance with the reasonable requirements of the Landlord.

(c) The Tenant must:

(i) use the Premises in a manner which complies with each Environmental Law and each Authorisation;

(ii) ensure that each Authorisation, of any conduct or activity in relation to the Premises is obtained before that conduct or activity takes place and all such Authorisations are kept in full force and effect;

(iii) not do or omit to do any act which might directly or indirectly result in the revocation, suspension or modification of an Authorisation in relation to the Premises or any conduct or activity in relation to the Premises;

(iv) give to the Landlord notice immediately on becoming aware of the existence of a Contaminant affecting the Premises or the Environment; or

(v) provide to the Landlord on demand:

(A) copies of any report obtained by the Tenant on the effect of any Environmental Law or Authorisation applicable to the Premises or any conduct or activity on the Premises; and

(B) copies of all Authorisations relating to the Premises.

13 ADDITIONAL TENANT OBLIGATIONS

13.1 Energy Management

The Tenant must:

(a) ensure that the Tenant's Property and any works undertaken by the Tenant within the Premises and the Tenant's Property comply with the requirements of the National Construction Code;

(b) install energy efficient appliances and fittings (including but not limited to energy efficient lighting and equipment, electronic ballasts, light switches, fixed dimming light zones in areas less than 400 square metres, timers and sensors) within the Building;

(c) ensure that:

(i) all Tenant condenser water cooled air-conditioning units are installed with motorised isolating valves that are programmed to automatically close when the package unit compressor is idle; and

(ii) all Tenant supplementary fresh air systems have a damper that closes off when the fresh air supply is not required; and

(d) take all reasonable steps to reduce energy consumption within the Building, including but not limited to ensuring that lights and electrical equipment are turned off when not required.

13.2 Water Management

The Tenant must:

(a) use reasonable endeavours to minimise water consumption during the Term;

(b) only install water efficient fixtures and fittings;

(c) promptly repair water leaks relating to the Tenant's Property; and

(d) promptly report to the Landlord any water leaks arising out of the Landlord's Property.

13.3 Waste Management

The Tenant must wherever possible, actively participate and cooperate with the Landlord's initiatives to minimise waste and encourage recycling, with respect to the FIPWA.

13.4 Sustainable Procurement

The Tenant must have regard to the use of:

(a) green cleaning products with little or no toxins which are harmful to humans or the environment;

(b) low volatile organic compound paints, carpets and sealants; and

(c) wood products, including particle board, plywood, veneer and MDF board, that are low emission formaldehyde composite.

13.5 Fitout

When carrying out any works to the Premises, the Tenant must have regard to:

(a) the use of fitout and building materials that have a low embodied energy and green house gas emission content and zero ozone depleting potential; and

(b) the use of materials that are non-toxic to humans and the environment.

13.6 Base Building Heating, Ventilation and Air-Conditioning (HVAC) Services

Prior to occupation of the Premises, the Tenant must:

(a) appoint a suitably experienced and qualified consultant to complete an 'air balance' of the Building to ensure that the base building supplied air-conditioning is able to supply comfortable conditions to the Tenant and occupants of the Premises;

(b) provide the Landlord with a copy of the consultant's report which has been validated by the consultant by reference to the tenancy plans for the Building provided by the Tenant to the Landlord, which details the results of the air balance carried out pursuant to clause 13.6(a);

(c) ensure temperature sensors for base building air-conditioning are located in open plan office space and not in meeting rooms or other enclosed spaces;

(d) provide to the Landlord information about the Tenant's works which impact on the Services, including but not limited to works or modifications to the base building heating, ventilation and air-conditioning services and changes to sensor locations and air diffusers.

13.7 Reporting

(a) The Landlord may from time to time introduce environmental reporting initiatives to improve the environmental performance of the Building including:

 (i) energy monitoring and energy consumption reduction targets;

 (ii) water monitoring and water consumption reduction targets; and

 (iii) waste monitoring and waste reduction targets.

(b) The Tenant must, if requested to do so by the Landlord (acting reasonably), use reasonable endeavours to implement identical or like initiatives to those proposed by the Landlord under clause 13.7(a).

14 THE LANDLORD'S RIGHTS AND OBLIGATIONS

14.1 The Landlord's management

(a) The Landlord must use reasonable endeavours to manage and operate the FIPWA in a professional and competent way.

(b) The Landlord may appoint a Manager or other persons to exercise any of its rights or perform any of its obligations under this lease. Communications from the Landlord will override those from the Manager or other persons if they are inconsistent.

14.2 The Landlord must obey the law

The Landlord must obey any law that requires the Landlord to do anything concerning the Premises.

14.3 The Landlord must maintain the Common Area

The Landlord must use reasonable endeavours to keep the Common Area clean, tidy and in good and safe condition.

14.4 Common Area

The Landlord will at all times have complete control over the Common Area including, without limitation, the right to:

(a) alter, modify, resume, relocate, add to, increase or decrease the size of, or alter the configuration of, the Common Area;

(b) construct, maintain and operate lighting facilities, water features and artwork in the Common Area;

(c) police the Common Area;

(d) close, lock off or otherwise control all or any part of the Common Area for as long as the Landlord considers necessary to:

  (i) repair and maintain any part of the Common Area (including the Services);

  (ii) carry out any works to the Common Area in accordance with clause 15.1;

  (iii) prevent a dedication of, or the accrual of any rights to any person or the public in, the Common Area; or

  (iv) allow the Landlord to carry out any other rights it has under this lease;

(e) make Rules for the FIPWA (see clause 21); and

(f) do any other things the Landlord considers appropriate or in good business judgement to improve the amenity and use of the Common Area and the FIPWA.

14.5 The Tenant's quiet enjoyment

The Landlord must allow the Tenant to occupy and use the Premises without the Landlord interrupting or disturbing the Tenant, except where this lease allows the Landlord or any person claiming through the Landlord to do so.

14.6 The Landlord may enter the Premises

The Landlord may enter the Premises for the following purposes:

(a) inspection or to carry out maintenance, repairs or building work; and

(b) showing the Premises to prospective purchasers, investors or tenants,

at any reasonable time after giving reasonable notice. If there is an emergency, the Landlord may enter at any time without giving the Tenant notice. Except in an emergency, the Landlord must endeavour to cause as little inconvenience to the Tenant as is reasonably practical in the circumstances.

14.7 The Landlord may do things on the Tenant's behalf

The Landlord may carry out any of the Tenant's obligations on the Tenant's behalf if the Tenant does not carry out the Tenant's obligations on time (for example: if the Tenant does not do repairs). The Tenant must reimburse the Landlord's costs of doing this on demand.

14.8 Further Construction

(a) The Landlord reserves the right at any time on reasonable notice, to:

(i) to construct or permit the construction of any buildings or works on any part or parts of the FIPWA (excluding the Premises) and to add to or permit to be added to (whether by the construction of additional storeys or in any other manner) and to vary, alter or reduce or permit to be varied, altered or reduced any buildings, erections, improvements or works in or on the FIPWA at any time and from time to time as the Landlord considers to be appropriate; and

(ii) vary, modify or relocate any part or parts of the common areas of the FIPWA resulting from the construction of any buildings or works or otherwise,

but in doing so the Landlord must use reasonable endeavours to minimise interference with the Tenant's business and shall give the Tenant at least 10 Business Days' prior written notice of such Landlord's works and details of the Landlord's imposition of any access restrictions to the Premises so as to give the Tenant adequate time to notify the Tenant's sub-lessees and/or licencees of the same.

(b) Subject to clause 14.9(c), the Tenant acknowledges that it is not entitled to and will not make any claim for an injunction, damages, rent abatement or compensation arising out of the construction of any building, any works or operations associated with alterations and additions outside the Premises or dust, noise, the imposition of access restrictions or other inconvenience or disturbance to the Tenant or the Tenant's business from the Premises which might arise from the Landlord's alterations and additions.

(c) The Landlord must use reasonable endeavours to ensure that the construction of any building, any works or operations associated with alterations and additions or dust, noise, the imposition of access restrictions or other undue inconvenience is minimised so that no material disruption is caused to the Tenant or the Tenant's business from the Premises.

14.9 Transfer of Building

If the Landlord assigns the Landlord's rights under this lease or transfers its interest in the Premises to a third party (**New Owner**):

(d) the Landlord is released from all obligations under this lease arising after the assignment or transfer takes effect;

(ii) vary this lease to give effect to a subdivision or easement of the type described in clause 15.3(a).

(c) The Tenant appoints the Landlord and its officers jointly and severally to be the attorney of the Tenant to do anything and to execute any document to give effect to clause 15.3(b). For these purposes the Landlord may do, execute and perform all things relative to the proposed subdivision or easement as fully and effectually as the Tenant could do. The Tenant must ratify and confirm all actions the attorney lawfully does.

(d) The Tenant acknowledges that the easements as at the date of this lease do not have a material and adverse effect on the Tenant's rights in the Premises or its use and enjoyment of the Common Area.

16 OCCUPATIONAL HEALTH AND SAFETY

16.1 Acknowledgment by Tenant

The Tenant acknowledges that:

(a) the Landlord may be subject to a range of different potential obligations under occupational health and safety law to ensure that the Premises and the Landlord's Property (or parts of it) are safe, (including access to and egress from the Premises);

(b) the Landlord could be exposed to prosecution or other claims if the Tenant does not itself take adequate measures to ensure the health and safety of any contractors or others undertaking work or otherwise present on or at the Premises (**Third Party Work**);

(c) there are risks associated with carrying out Third Party Work;

(d) from time to time the Tenant will have control over Third Party Work;

(e) it will not always be reasonably practicable for the Landlord to ensure the safety of any persons engaged in or otherwise affected by Third Party Work; and

(f) for the purposes of the OSH Law, the Tenant is the occupier of the Premises and has responsibility for the control of the Premises and the means of access to or egress from the Premises and will take such measures as are necessary to ensure persons are not exposed to hazards from the Tenant's Third Party Work.

16.2 Obligations of Tenant

The Tenant must:

(a) ensure that the Tenant has adequate systems in place to assess and eliminate all hazards associated with Third Party Work;

(b) ensure that where hazards associated with the Third Party Work cannot be eliminated, the Tenant does, or procures to be done, all things reasonable to ensure that the risks involved are adequately controlled and minimised;

(c) ensure that the Tenant and all persons engaged by or on behalf of the Tenant are familiar with and comply at all times with any manuals, policies, procedures or rules formulated from time to time by the Landlord, including the Fitout Guide;

(d) ensure that only qualified persons who satisfy the requirements of clause 11.5(a) are engaged by or on behalf of the Tenant to carry out Third Party Work;

(e) maintain familiarity with and ensure compliance with the requirements of the OSH Law; and

(f) immediately comply with directions on safety issued by any relevant Authority or by the Landlord.

16.3 Indemnity

To the fullest extent permitted by law, the Tenant indemnifies the Landlord against liability or loss arising from, or cost incurred in connection with, any breach by the Tenant of its obligations under clause 16.2.

16.4 Excludes Third Party Works instructed by Landlord

For the avoidance of doubt, Clause 16 shall not apply for any Third Party Work instructed by the Landlord.

17 CLEANING THE PREMISES

17.1 Tenant must keep Premises clean and tidy

The Tenant must keep the Premises tidy and free of vermin. The Tenant is responsible for all cleaning and rubbish removal from the Premises.

18 IF THE BUILDING ARE DAMAGED, DESTROYED, OR RESUMED

18.1 If damaged or destroyed

(a) If the Building, the Common Area or both are damaged or destroyed, and as a result the Tenant cannot use or access the Building, the Tenant may ask the Landlord to re-build the Building and/or repair the affected Common Area. Meanwhile the Tenant must continue to use any part of the Building that is reasonably useable, safe and accessible.

(b) If the Landlord does not begin rebuilding the Building within a reasonable time after the Tenant asks, or if the Landlord decides not to re-build the Building and gives notice of this to the Tenant, the Tenant or the Landlord may end this lease by at least 5 Business Days' notice to the other.

(c) The Landlord is not liable to pay the Tenant compensation, but the Landlord must reduce the Rent and any other money by a reasonable amount depending on the type and extent of the damage or destruction, from the date of the damage or destruction until the Building is again fit for use, or this lease is ended.

(d) Despite clauses 18.1(b) and 18.1(c), the Tenant cannot end this lease and must continue to pay the whole of the Rent and all other money to the extent permitted by law up to the Expiry Date if:

(i) the Tenant caused or contributed to the damage or destruction; or

(ii) the Landlord's insurer is not legally required to pay for the rebuilding/reinstatement because the Tenant caused or contributed to the damage or destruction.

18.2 If resumed

If a competent Authority resumes the Premises or the Building, and this makes the Building unfit for the Tenant's use, the Landlord may give the Tenant a notice terminating this lease and the Landlord is not liable to pay the Tenant any compensation.

18.3 Make Good

For the avoidance of doubt, the Tenant shall not be required to Make Good the Premises if this lease is terminated in accordance with this clause 18.

19 RISKS AND INSURANCES

19.1 The Tenant must have insurance

(a) The Tenant must have with a Reputable Insurer adequate current insurance for all the following:

(i) public liability insurance policy for the amount specified in Item 13, or such higher amount as the Landlord reasonably requires, in respect of any one occurrence and unlimited in respect of the number of occurrences;

(ii) industrial special risks policy for the usual risks (including flood) and covering the Tenant's Property and leasehold improvements for their full value, and including business interruption insurance for a minimum period of 24 months or such greater amount that will reimburse the Tenant for direct and indirect loss of earnings and extra expense for the usual risks and other perils commonly insured against by prudent tenants;

(iii) if and when the Tenant is effecting works in or alterations to the Building, contract works material damage insurance to the value of the Tenant's Property;

(iv) plate glass for its replacement value;

(v) workers' compensation insurance; and

(vi) any other insurance reasonably required by the Landlord, or required by any Authority or under any law.

(b) The Tenant must:

(i) in respect of public liability insurance detailed in clause 19.1(a(i) and the contract works insurance detailed in clause 19.1(a)(iii) include the Landlord, and any other person nominated by the Landlord, as a joint insured and loss payee;

(ii) ensure that the Tenant's insurances include any terms and conditions that the Landlord (acting reasonably) requires;

(iii) on 1 July in each year and whenever the Landlord (acting reasonably) asks, give the Landlord proof that the Tenant has complied with this clause 19 and give the Landlord a copy of each certificate of currency for each insurance policy the Tenant is required to effect under this lease (**Required Insurance**); and

(iv) notify the Landlord immediately if the Required Insurance is cancelled or an event occurs which may allow a claim or affect rights under a Required Insurance policy in connection with the Building or property in them.

(c) The Tenant must not do or omit to do anything that:

(i) may make any of the Landlord's or the Tenant's insurances invalid or able to be cancelled; or

(ii) may increase the Landlord's insurance premium, unless the Tenant informs the Landlord and pays the increased premium.

(d) Despite any other provision of this lease, the public liability insurance policy which the Tenant is required to effect under clause 19.1(a(i) need only extend to indemnify the Landlord where the circumstances giving rise to the claim for indemnity:

(i) arise out of, or in connection with, the Premises or this lease; and

(ii) are not circumstances where the Landlord is the sole party responsible for the cause of the event or events giving rise to the liability or potential liability.

19.2 The Tenant releases and indemnifies the Landlord and the Manager

(a) The Tenant accepts the condition of the Premises on the Commencement Date and occupies and uses the Premises at the Tenant's own risk. The Tenant also carries out work in the Premises at the Tenant's own risk.

(b) The Tenant releases the Landlord and the Manager from, and agrees that the Landlord and the Manager are not liable for liability or loss arising from, or costs incurred in connection with:

(i) damage, loss, injury or death; and

(ii) anything the Landlord or the Manager is permitted or required to do under this lease,

except to the extent that the Landlord or the Manager cause this by a negligent act or omission.

(c) The Tenant indemnifies the Landlord and the Manager against any action or demand due to any damage, loss, injury or death caused or contributed to by:

(i) the Tenant's act, omission, default or negligence;

(ii) the Tenant’s use of the Common Area;

(iii) the Tenant's use or occupation of the Premises;

(iv) any breach of warranty of this lease by the Tenant;

(v) any breach of this lease by the Tenant;

(vi) the overflow or leakage of water or any other harmful substance or thing into or from the Premises; and

(vii) Services to the Premises,

except to the extent that the Landlord or the Manager cause this by a negligent act or omission.

(d) The Tenant indemnifies the Landlord and the Manager against any action or demand due to any damage, loss, injury or death caused or contributed to by the Landlord doing anything which the Tenant must do under this lease, but has not done or has not done properly.

(e) Each indemnity in this clause 19.2 is independent from the Tenant's obligations under this lease and does not end when this lease ends. The Landlord and the Manager may enforce an indemnity before incurring an expense.

20 GUARANTEE AND INDEMNITY

20.1 Defined terms

In this clause 20:

Guaranteed Money means all money that the Tenant is or may at any time be liable (actually, prospectively or contingently) to pay to the Landlord under or in connection with:

(a) this lease (including the Tenant's default); and

(b) the Tenant's occupation of the Premises,

and includes money which the Tenant would be liable to pay but for its insolvency.

lease includes any overholding under it and extension and renewal of it.

20.2 Consideration

The Guarantor gives this guarantee and indemnity in consideration of the Landlord agreeing to enter into this lease at the Guarantor's request.

20.3 Guarantee

The Guarantor irrevocably and unconditionally guarantees to the Landlord that the Tenant will:

(a) pay the Guaranteed Money on time; and

(b) comply on time with the Tenant's obligations under this lease and in connection with the Tenant's occupation of the Premises.

20.4 Payment under guarantee

If the Tenant does not:

(a) pay the Guaranteed Money; or

(b) comply with the Tenant's obligations under this lease or in connection with the Tenant's occupation of the Premises,

on time, the Guarantor must on demand pay that money to the Landlord or comply with those obligations or both, as the case may be, whether or not the Landlord has demanded that the Tenant pay or comply.

20.5 Indemnity

As an additional obligation of the Guarantor which the Landlord may enforce separately from the guarantee in clause 20.3, the Guarantor irrevocably and unconditionally indemnifies the Landlord against, and undertakes as principal debtor to pay the Landlord on demand a sum equal to all liability, loss, penalties, costs, charges and expenses directly or indirectly arising from or incurred in connection with:

(a) the Tenant not paying the Guaranteed Money on time;

(b) the Tenant not complying on time with the Tenant's obligations under this lease or in connection with its occupation of the Premises; and

(c) the Landlord not being able to recover all of the Guaranteed Money from the Tenant or enforce all of the Tenant's obligations under this lease or in connection with the Tenant's occupation of the Premises for any reason,

whether or not the Landlord or the Guarantor knew or should have known about a fact or circumstance that gives rise to a claim under this indemnity. It is not necessary for the Landlord to incur expense or make a payment before enforcing this indemnity.

20.6 Extent of guarantee and indemnity

The guarantee and indemnity in this clause 20:

(a) are independent of and in addition to any other guarantee, indemnity or security the Landlord holds and are continuing and are not discharged by any one payment and may not be terminated by the Guarantor; and

(b) continue until the Landlord unconditionally releases the Guarantor in writing or until all of the Guarantor's obligations under this clause 20 are complied with.

20.7 Liabilities and rights not affected

The Guarantor's liabilities as a guarantor, indemnifier and principal debtor, and the Landlord's rights, under this clause 20 are not affected by anything which might otherwise affect them including but not limited to:

(a) the Landlord giving time or any other concession to the Tenant, the Guarantor or any other person;

(b) the Landlord abandoning or transferring any right, compromising with or releasing the Tenant or any person named as Guarantor;

(c) the Landlord's acquiescence, delay or mistake;

(d) the variation, assignment, extension, renewal, surrender, rescission, termination or expiry of this lease;

(e) this lease not being effective as a lease for the Term;

(f) any change in the Tenant's occupation of the Premises;

(g) a liquidator or a trustee in bankruptcy disclaiming this lease;

(h) the Tenant, if a corporation, being wound up or dissolved;

(i) the Tenant, if an individual, being declared bankrupt or dying;

(j) the Landlord obtaining judgement against the Tenant or any person named as Guarantor for money secured under this clause 20;

(k) the obligations of a person named as Guarantor being partly or wholly unenforceable for any reason;

(l) any person named as Guarantor not executing this lease and indemnity or not executing it correctly; and

(m) the Guarantor being wholly or partly released from its obligations for any other reason.

20.8 Guarantor's rights waived

So far as it legally can, the Guarantor waives:

(a) any right it has of requiring the Landlord to proceed against or enforce any right against the Tenant or any other person before claiming against the Guarantor under this clause 20;

(b) any claim, right of set off or counterclaim or any defence which might reduce or discharge the Guarantor's liability under this clause 20; and

(c) any legal or equitable rights it has that are inconsistent with its obligations under this clause 20.

20.9 Guarantor's rights suspended

Until the Landlord:

(a) has received all the Guaranteed Money;

(b) is satisfied that it will not have to repay any of it; and

(c) is satisfied that all the Tenant's obligations under this lease and in connection with the Tenant's occupation of the Premises have been complied with,

the Guarantor must not:

(d) claim for any reason to have a right to the benefit of the guarantee or security the Landlord holds in connection with this lease;

(e) make a claim or enforce a right against the Tenant or its property; or

(f) prove or claim or exercise voting rights if a liquidator, provisional liquidator, administrator or trustee in bankruptcy is appointed in respect of the Tenant.

20.10 Costs

The Guarantor must pay the Landlord on demand for:

(a) the Landlord's costs, charges and expenses (including but not limited to legal costs, charges and expenses on a full indemnity basis whether incurred by or awarded against the Landlord) in connection with this guarantee and the indemnity including but not limited to its enforcement; and

(b) all taxes, duties, imposts and charges in connection with the guarantee and indemnity or any transaction contemplated by it.

20.11 Interest

(a) If the Guarantor is late in paying the Landlord any money, the Landlord may charge interest on it at a rate equal to 2% above the rate specified in Item 14.

(b) The Landlord calculates the interest on any unpaid money on each day from the day the unpaid money was due until the day it is paid in full.

20.12 Reinstatement of guarantee

If any payment or other transaction in connection with this lease or this clause 20 is void, voidable, unenforceable or defective or is claimed to be so and that claim is upheld or settled then:

(a) the liability of the Guarantor is to be what it would have been if the payment or other transaction had not been made; and

(b) immediately upon the Guarantor's receipt of the Landlord's written request, the Guarantor must do everything necessary to put the Landlord back into the position it would have been if the payment or other transaction was not void, voidable, unenforceable or defective.

20.13 Assignment

The Landlord may assign its rights under this clause 20 to any person to whom it transfers the Land or assigns its interest in this lease.

21 RULES OF THE PREMISES AND FIPWA

21.1 Rules

(a) The Rules are part of this lease and the Tenant must obey them.

(b) The Landlord may change the Rules as the Landlord thinks necessary or desirable. The Landlord must give the Tenant a copy of the changed Rules.

(c) If a term of this lease and a Rule are inconsistent, the term of this lease prevails.

(d) The Landlord is not liable for any enforcement or non-enforcement of the Rules or any of them.

22 BREACH OF THIS LEASE

22.1 How the Tenant breaches this lease

The Tenant breaches this lease if:

(a) the Tenant disobeys or otherwise fails to perform any term of this lease;

(b) the Tenant or any Guarantor, being an individual, becomes bankrupt, commits an act of bankruptcy or brings his or her estate within the operation of any law relating to bankruptcy;

(c) the Tenant or any Guarantor is a corporation and:

(i) an order is made or a resolution passed that the corporation be wound up (except for the purpose of reconstruction or amalgamation with the written consent of the Landlord);

(ii) an order is made or a meeting is called for the appointment of a provisional liquidator, a liquidator or an administrator to the Tenant or any Guarantor; or

(iii) an administrator, a receiver, a manager or an inspector is appointed in respect of the Tenant or any Guarantor for any of the assets of the Tenant or any Guarantor;

(d) the Tenant or any Guarantor makes an assignment for the benefit of or enters into any arrangement or composition with the party's creditors;

(e) the Tenant or any Guarantor is insolvent within the meaning of the *Corporations Act 2001* (Cth);

(f) a person is entitled to enforce any Security over, including being entitled to the possession or control of, any of the assets of the Tenant or any Guarantor;

(g) execution is levied against the Tenant or any Guarantor and is not discharged within 20 Business Days; or

(h) the interest of the Tenant or any Guarantor under this lease is attached to or taken in any legal process.

22.2 If the Tenant breaches this lease

(a) If the Tenant breaches this lease, the Landlord may do any one or more of the following:

(i) end this lease;

(ii) re-enter and take possession of the Premises;

(iii) recover from the Tenant or the Guarantor any loss the Landlord suffers due to the Tenant's breach;

(iv) use the bank guarantee to recover any loss that the Landlord claims (in good faith) that it has suffered due to the Tenant's breach; or

(v) exercise any of the Landlord's other legal rights.

(b) If the Landlord is required by law to give any notice to the Tenant before acting in accordance with clause 22.2(a)(i) or 22.2(a)(ii), to the extent permitted by law, the parties agree that 10 Business Days is the period set for the Tenant's compliance with that notice.

22.3 What the Landlord may do if the Tenant breaches an essential term

(a) If the Tenant breaches an essential term of this lease and the Landlord re-enters and takes possession of the Premises, the Landlord may recover all money payable by the Tenant under this lease up to the Expiry Date. The Landlord must take all reasonable measures to minimise the Landlord's loss.

22.4 If the Landlord breaches this lease

If the Landlord breaches this lease, the Tenant must give the Landlord a notice specifying the details of the breach and requiring the Landlord to remedy the breach.

23 NOTICES

23.1 Requirement for writing and signature

A notice, consent or approval required by this lease:

(a) must be in writing;

(b) subject to clause 23.1(c), must be signed by the party giving the notice or that party's solicitor; and

(c) if given by the Landlord, may be signed by the Landlord or may be signed on behalf of the Landlord by the CEO, Manager or any other person nominated by the Landlord to the Tenant as able to sign communications.

23.2 Serving notices

(a) The Landlord may only serve a notice on the Tenant by:

(i) giving it to the Tenant personally; or

(ii) leaving it at, or posting it to the Premises or the address in the Details.

(b) The Tenant or Guarantor may only serve a notice on the Landlord by leaving it at, or posting it, to the addresses in the Details.

(c) The Landlord may only serve a notice on the Guarantor by:

(i) giving it to the Guarantor personally; or

(ii) leaving it at, or posting it to the Guarantor's address in the Details.

(d) The Landlord, the Tenant and the Guarantor may only change an address for the service of notices under this lease by prior written notice to the other parties to this lease.

23.3 When effective

A notice or communication will take effect:

(a) if given personally - on the day the communication is given provided the notice or communication is given by 4.00pm on that day or, if given after 4.00pm, the notice or communication will take effect from the next Business Day; or

(b) if sent - the second Business Day after the notice or communication is sent.

24 OTHER MATTERS

24.1 No Fetter

Notwithstanding any other provision of this lease, the parties acknowledge that the Landlord is a local government established by the *Local Government Act 1995,* and in that capacity, the Landlord may be obliged to determine applications for consents, approvals, authorities, licences and permits having regard to any law governing such applications including matters required to be taken into consideration and formal processes to be undertaken, and the Landlord shall not be taken to be in default under this lease by performing its statutory obligations or exercising its statutory discretions, nor shall any provision of this lease fetter the Landlord in performing its statutory obligations or exercising any discretion.

24.2 No caveat

The Tenant must not lodge a caveat on any title to the Land or allow a caveat lodged by a person claiming through the Tenant to be lodged against or remain on any title to the Land.

24.3 Confidentiality

The Tenant acknowledges that the terms and conditions of this lease constitute an asset of value to the Landlord and agrees not to disclose any dealings concerning this lease or any terms or conditions of this lease to any third person without the Landlord's consent, except for the purposes of the Tenant's own financial, accountancy or tax records or unless compelled to do so by law. If this lease is to be registered then this clause does not apply once the lease is registered and on the public record. This clause shall not apply where such information has already been made available in the public domain through a source other than the Tenant.

24.4 Validity of Manager's actions

The Landlord authorises the Manager to do anything that the Landlord may or must do in this lease.

24.5 Saturdays, Sundays and public holidays

Anything to be done on a Saturday, Sunday or a public holiday in Western Australia may be done on the next business day.

24.6 Complete agreement

This lease is the full agreement between the Landlord, the Tenant and the Guarantor. The Tenant and the Guarantor agree that no matter was discussed or circumstance

represented about the Premises or the Building or this lease that is not included in this lease, and the existence of any implication or collateral or other agreement between the parties is hereby negatived.unless reduced in writing and signed by all the parties hereto.

24.7 No warranties

The Tenant warrants that no promise, representation, warranty or undertaking has been given by the Landlord or its agents concerning the suitability of the Premises for any use or for any business to be carried on in the Premises.

24.8 Severance of invalid and other provisions

If any provision of this lease is void, voidable, unenforceable or illegal, then it is to be severed from this lease and the remainder of this lease will continue with full force and effect. The Landlord may modify or amend any provision of this lease so that it is no longer void, voidable, unenforceable or illegal to place the parties in as similar a position as is possible if the provision was not void, voidable, unenforceable or illegal.

24.9 Provisions survive lease

Each provision in this lease that can be performed either:

(a) before this lease ends; or

(b) when this lease ends,

survives the end of this lease and must be performed even if this lease has ended.

24.10 Waiver and variation

A waiver or variation of any provision of or a right under this lease must be in writing signed by the party entitled to the benefit of that provision or right.

24.11 No waiver

It is not a waiver of a breach of this lease or of the Landlord's rights under this lease if the Landlord:

(a) does not exercise or partly exercises or delays exercising a right;

(b) gives a concession to the Tenant or accepts a late payment; or

(c) attempts to mitigate its loss.

24.12 Prior breaches

The expiry or termination of this lease does not affect either party's rights in connection with a breach of this lease.

24.13 Approvals or consent

Unless this lease expressly says otherwise, the Landlord may in its absolute discretion approve or consent under this lease, conditionally or unconditionally, or partly, or not approve or consent.

24.14 Supervening legislation

If the Landlord's rights under this lease are adversely affected by any present or future legislation that varies the Tenant's rights or obligations under this lease, then so far as the law allows, that legislation is excluded.

24.15 Further assurances

The Tenant must do everything the Landlord reasonably requires to:

(a) bind the Tenant under this lease;

(b) allow the Landlord to exercise a right under this lease; and

(c) give full effect to this lease,

including, in relation to any Security in favour of the Landlord, anything necessary for the purposes of:

(d) ensuring that Security is enforceable, perfected and otherwise effective;

(e) enabling registration, or giving of notification, in connection with that Security so that Security has priority; or

(f) exercising rights in connection with that Security.

24.16 PPSA

(a) The Tenant waives its right to receive any verification statement (or notice of any verification statement) in respect of any financing statement or financing change statement relating to any Security in favour of the Landlord created under this lease.

(b) No party is permitted to disclose any information under section 275(4) of the PPSA, unless section 275(7) of the PPSA applies.

(c) The Landlord and Tenant contract out of:

(i) the Landlord's obligation to dispose of or retain collateral under section 125 of the PPSA;

(ii) the Tenant's right to receive any notice under section 130 and section 135 of the PPSA; and

(iii) the Tenant's right to receive any statement and account under section 132 of the PPSA.

24.17 Landlord's certificate

A certificate from the Landlord or the Manager stating that an amount is owing or an event has occurred is taken to be correct unless the contrary is proved.

24.18 If Tenant is trustee

(a) If on or after the Commencement Date, the Tenant holds this lease as trustee, then, even if the Landlord is not aware of the trust, this clause 24.18 applies.

(b) The Tenant:

(i) warrants it has power under the trust to enter into this lease;

(ii) warrants it has a right of indemnity under the trust;

(iii) assigns any right of indemnity it has under the trust to the Landlord and must do anything necessary to give effect to the assignment;

(iv) must not do anything to prejudice any right of indemnity it has under the trust;

(v) must not breach the trust;

(vi) warrants it enters into this lease in the due administration of the trust; and

(vii) must do anything necessary to make available the assets of the trust to rectify a default of this lease and compensate the Landlord for the default.

24.19 Proportionate Liability

(a) The Parties agree that Part 1F of the Civil Liability Act 2002 (WA) does not apply to this Lease.

(b) The Parties agree that their rights, obligations and liabilities will be those which would exist if Part 1F of the Civil Liability Act 2002 (WA) did not apply.

SCHEDULE 1 – RULES

These are the Rules at the Commencement Date. They may change under clause 21.

Note: The Rules are part of the Tenant's lease (see clause 21).

1 RULE 1: SECURITY

1.1 The Tenant must do the Tenant's best to keep the Premises safe and secure, and to protect them against theft and malicious damage, the security of the Premises is the Tenant's responsibility.

1.2 The Tenant must make sure all doors and openings are locked or shut securely whenever the Premises are unoccupied.

1.3 The Landlord may enter the Premises for any purposes concerning the security of the Premises.

2 RULE 2: FIPWA NAME

2.1 The Landlord reserves the right to name the FIPWA, from time to time to change the name of the FIPWA.

2.2 The Tenant must cooperate with any marketing or promotion of the FIPWA the Landlord carries out.

2.3 The Tenant must cooperate with the Landlord in promoting the use of any tradenames or logos connected with the FIPWA.

2.4 The Tenant must not use the name of the FIPWA or any logo for the FIPWA without the Landlord's consent.

3 RULE 3: THE LANDLORD'S STANDARDS FOR PREMISES

3.1 The Tenant must get the Landlord's consent before the Tenant does any thing that affects the quality and standard of the Premises and its presentation.

3.2 The Tenant must observe the maximum load weights throughout the Building.

4 RULE 4: SIGNS

4.1 The Tenant must get the Landlord's consent before the Tenant:

(a) puts anything on the outside or inside of the Premises that can be seen from outside the Premises (for example: a sign, advertising board or advertisement); or

(b) uses any picture or likeness of the Premises or FIPWA for an advertisement (except as the Tenant's address or place of business).

4.2 The Tenant must not have any handwritten signs, advertisements or ticketing inside or outside the Premises.

5 RULE 5: MUSIC IN PREMISES, SPRUIKING

5.1 If the Tenant plays music, makes any sound using sound equipment or uses a television, the Tenant must make sure the sound is not heard or likely to be heard outside the Premises.

5.2 However, the Tenant may play 'background recorded music' as long as the Tenant makes sure that it does not annoy any other tenants or people using the Building.

5.3 The Tenant must not spruik or permit any other loud or like noise either inside or outside the Premises without the Landlord's prior approval.

6 RULE 6: NO AUCTIONS

6.1 The Tenant must not conduct or permit an auction sale in the Premises.

7 RULE 7: COOLING AND HEATING OF PREMISES

7.1 The Tenant must get the Landlord's consent before the Tenant uses any services for cooling or heating the Premises other than those the Landlord supplies (for example: lighting, cooling, heating or circulating air).

8 RULE 8: INFECTIOUS DISEASE

8.1 If any infectious disease occurs in the Premises that requires notification, the Tenant must give all necessary notices and other information required to any Authority and the Landlord, and thoroughly fumigate the Premises.

9 RULE 9: USE OF FACILITIES

9.1 The Tenant must only use facilities (for example: toilets, sinks, basins, drains, plumbing and Building rubbish bins) in the Premises and the Common Area for their proper purpose.

9.2 The Tenant must not deposit any rubbish or foreign material in any of the facilities except where those facilities are intended for that purpose.

10 RULE 10: SERVICES

10.1 The Tenant must obey the Landlord's requirements concerning Services which the Landlord supplies. The Tenant must not do anything that might interfere with their efficient operation.

10.2 If the Tenant falsely activates any of the Services to the Premises (for example: smoke detectors or fire alarms) the Tenant is responsible for any charges that result.

11 RULE 11: NO DANGEROUS BEHAVIOUR

11.1 The Tenant must not do anything in the Premises or the Common Area that is likely to be dangerous to anyone.

11.2 The Tenant must promptly tell the Landlord about any accident to or problem with any Services or facilities that need repair especially if the Tenant is aware, or ought reasonably to be aware, that this may be a danger or risk to the Premises or any person in the Common Area.

12 RULE 12: EQUIPMENT

12.1 The Tenant must get the Landlord's consent before the Tenant installs equipment on the Premises.

12.2 In particular, the Tenant must get the Landlord's consent before the Tenant brings any heavy or bulky equipment onto the Premises. The equipment must be reasonably necessary for carrying on the Tenant's business in the Premises. The Landlord does not consent to any equipment that may cause any structural or other damage to the floors or other parts of the Building.

12.3 The Landlord may direct the routing, installation and location of the equipment. The Tenant must obey all the Landlord's directions.

12.4 The Tenant must not install any electrical equipment in the Premises that may overload the cables, switchboards or sub-boards that supply electricity to the Building.

13 RULE 13: RUBBISH

13.1 The Tenant must not burn any rubbish or any other material in the Premises.

13.2 The Tenant must place all rubbish and other like material from the Premises in suitable receptacles for rubbish and make sure the rubbish is removed regularly from the Premises.

14 RULE 14: FLAMMABLE OR CORROSIVE SUBSTANCES

14.1 The Tenant must not store or use inflammable, explosive or corrosive substances on the Premises, except as required in the normal course of the Tenant's business.

15 RULE 15: MISUSE OF LANDLORD'S PROPERTY

15.1 The Tenant must not use the Landlord's Property for any purpose other than for the purpose it was built or deposit in the Landlord's Property any rubbish or unsuitable substances.

16 RULE 16: WINDOWS

16.1 The Tenant must not cover or obstruct windows or skylights.

SCHEDULE 2– PLAN OF PREMISES


REDHEADS
ROAD
LAKES
ROAD
SUNSHINE PLACE
WINDFIRE GROVE
ROAD WIDENING
P.O.S.
AND CONSERVATION
& DRAINAGE
COMMERCIAL
MICRO-GRID
SUBSTATION
LAND USE / STATISTICS
LAKES ROAD
Lot 600
Stake Hill
Cossill and Webley Consulting
Engineers
MNG.
100479- 027 - E

General Indicative Site Plans

Lot 38 Dollyup Street, Stake Hill
Indicative Common Area Plan (Not to Scale)



DPIRD LEASED AREA
LOADING AREA
SPINIFEX LEASED AREA
GROWHUB LEASED AREA (Ground Floor Footprint)
MURDOCH LEASED AREA
LOT 38
LOT 37
future use to be determined
concrete hardstand
Dollyup Street
Legend
Common area
Bin Compound (common use)


drainage reserve
pump station
concrete hardstand
future road
dollyup street
LOT 38
future use to be determined
Innovation Centre
lot 37
a. innovation centre
b. research
c. production & warehouse
OVERALL FLOOR AREA SCHEDULE
SITE PARKING SCHEDULE
site area = 25,025 m²
building footprint = 4,040m²
site cover = 16%

PROPOSED SITE PLAN 1 : 500

SHIRE OF MURRAY

WESTERN AUSTRALIAN FOOD INNOVATION PRECINCT, LOT 38, STAKE HILL, WA, 6181

1 PROPOSED SITE PLAN

DEVELOPMENT APPLICATION

Ground Floor General Arrangement


Hatched area is included in the leased area.
Part Lot 38 Dollyup Street Stake Hill
Ground Floor - Innovation Center (Not to Scale)
Leased Area Highlighted Blue
LINE OF BUILDING OVER
LINE OF BUILDING OVER
ENTRY
ENTRY
CAFE AREA 41 m²
STAIR 02 13m²
CO WORKING A 302m²
STAIR 03 26m²
CONFERENCE ROOM 40m²
MEETING A 20m²
MEETING B 20m²
MALE 01 9m²
FEMALE 01 9m²
UNIT 01
LIFT
ENTRY
DIGITAL HUB SERVER ROOM 40m²
DIGITAL HUB IT BUILD ROOM 30m²
STAIR 01 34m²
SERVICE CORRIDOR 14m²
CLEANERS 01 2m2
SERVICES 11m²
Leased Area 522m² Highlighted in Blue Border
LINE OF BUILDING OVER
ENTRY AWNING OVER
LINE OF BUILDING OVER

Leases Area - Highlighted green, Co-Working A (302m^2), Digital Hub Server Room (40m^2) and Digital Hub IT Build Room (30m^2),

SCHEDULE 3 - FIPWA GOVERNANCE, MISSION AND KEY SUCCESS MEASURES

Western Australian Food Innovation Precinct (FIPWA)
FIPWA Governance – Terms of Reference

The governance approach for the FIPWA is steered by four key determinations which include:

1. Ensure long term prosperity of FIPWA;
2. Oversee the strategic direction of FIPWA;
3. Oversee the performance of FIPWA;
4. Identify and control risks.

In doing so, the following key objectives must be in focus.

- Deliver on the fundamental purpose set out for Transform Peel through leadership and strategy;
- Adopt a governance approach that ensures Shire of Murray is in the best place to succeed in delivering on the vision;
- Ensure responsibility and accountability are clearly allocated to the relevant organisations/individuals involved;
- Ensure high standards of compliance, transparency and risk management in the operations of Western Australian Food Innovation Precinct;
- Adopt sound management and operational practices in the functioning of the Western Australian Food Innovation Precinct;
- Ensure the Western Australian Food Innovation Precinct is a vital hub to the food science, research and innovation ambition of WA.
- Pursue innovation-led growth through positive stakeholder relationships thereby creating long term value in the Western Australian Food Innovation Precinct.
- Ensure the collection of sufficient quantitative and qualitative data on the operations of the FIPWA, including from leaseholder operations that can comprehensively demonstrate FIPWA's value proposition.

SCHEDULE 4 – MANAGEMENT PLANS

1 THE HEALTH AND SAFETY PLAN

The Health and Safety Plan must cover all relevant aspects of OSH law affecting the Tenant's Use of Premises and occupation of the Premises and without limitation must:

(a) have regard to applicable Australian and international standards from time to time including:

(i) AS/NZS ISO 31000:2018 – Risk management – Principles and guidelines;

(ii) AS/NZS ISO 9000:2006 – Quality management systems – Fundamentals and vocabulary;

(iii) AS/NZS ISO 9001:2015 – Quality management systems – Requirements;

(iv) AS/NZS 45001:2018 – Occupational health and safety management systems – Specification with guidance for use; and

(b) address the safety management procedures and procedures to apply to the following activities:

(i) the operation, movement and parking of vehicles including forklifts, mobile cranes and other movable plant and an applicable traffic management plan;

(ii) 'hot works' (any task that produces flame, friction, sparks, heat or any other work that produces a source of ignition outside of a designated hot work area);

(iii) emergency response, including pollution and or Contamination response;

(iv) the movement, handling and storage of Hazardous Material and Dangerous Goods;

(v) storage of goods generally; and

(vi) OSH Law.

2 THE RISK MANAGEMENT PLAN

The Tenant is required to prepare and maintain a Risk Management Plan. The objective of the Risk Management Plan is to identify, analyse and manage risks associated with the Use of the Premises including, but not limited to, site risks, operational risks, environmental risks, health and safety, economic / commercial risks and political risks. The Risk Management Plan is required to identify and address the following minimum requirements:

(a) risks

(b) cause of risks

(c) event

(d) consequence

(e) likelihood

(f) controlled consequence and likelihood ratings

(g) risk mitigation strategies

(h) risk register

The Tenant is required to undertake any necessary consultation when preparing, monitoring and / or amending the Risk Management Plan.

The Tenant is required to monitor risks throughout each Financial Year and report on identified risks. The Tenant is required to update the Risk Management Plan annually or at more frequent intervals requested by the Landlord.

SIGNING PAGE

EXECUTED as a deed

The Common Seal of the **Shire of Murray**
is affixed in the presence of -

	DAVID JOHN BOLT
Signature of Shire President	Full name of Shire President
	DEAN UNSWORTH
Signature of Chief Executive Officer	Full name of Chief Executive Officer

Tenant

Executed by GrowHub Innovation Centre

Signature of Director	Signature of Director/Company Secretary *(Please delete as applicable)*
Lester Chan	Bruce Lee
Name of Director (print)	Name of Director/Company Secretary (print)

Guarantor: The GrowHub Innovations Company

Signature of Director

Lester Chan

Name of Director (print)